SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                 FORM 8-K

                              CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934



            Date of Report (Date of earliest event reported)

                            October 27, 1995


                            ASHLAND COAL, INC.
          (Exact name or registrant as specified in its charter)



    Delaware                  1-9993               61-0880012
(State or other      (Commission file number)   (I.R.S.Employer
jurisdiction of                              Identification No.)
incorporation or
organization)



         2205 Fifth Street Road, Huntington, West Virginia  25701
     (Address of principal executive offices)  (Zip Code)



              P.O. Box 6300, Huntington, West Virginia  25771
                       (Mailing Address)          (Zip Code)



     Registrant's telephone number, including area code:  (304)
526-3333
Item 5.   Other Events.

          On October 27, 1995, Ashland Coal, Inc. announced that its Board of Directors has authorized the repurchase from time to time of up to one million shares of Ashland Coal common stock. Shares acquired may be used for general corporate purposes.




                           SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   ASHLAND COAL, INC.
                                   (Registrant)

                                   By:  /s/  Marc R. Solochek
                                        Senior Vice President and
                                        Chief Financial Officer



                                   Date: October 27, 1995